TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”), is made and entered into as of March 22, 2011, by and among Buddha Steel, Inc., a Delaware corporation (“Buddha”); the majority shareholder of Buddha listed on Schedule A attached hereto and made a part hereof (the “Buddha Shareholder”); Gold Promise (Hong Kong) Group Co., Limited, a Hong Kong Corporation (“Gold Promise”); Hebei Anbang Investment Consultation Co., Ltd., a Chinese company (“HAIC”); and Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd., a Chinese company (“Baosheng Steel”). Buddha, the Buddha Shareholder, Gold Promise, HAIC and Baosheng Steel are sometimes referred to herein collectively as the “Parties” and individually as the “Party”).

Recitals:

A.           On April 2, 2010, HAIC, Baosheng Steel and the shareholders of Baosheng Steel entered into a series of contractual arrangements (the “Control Agreements”) pursuant to which Baosheng Steel became a controlled affiliate of HAIC. The Control Agreements consisted of the following agreements:

(i)	Consulting Services Agreement
(ii)	Operating Agreement
(iii)	Voting Rights Proxy Agreement
(iv)	Option Agreement
(v)	Equity Pledge Agreement

B.           On April 28, 2010, Buddha entered into a Share Exchange Agreement with Gold Promise. The Share Exchange Agreement effected a reverse acquisition by which Buddha acquired all of the shares of Gold Promise and the shareholders of Gold Promise became the controlling shareholders of Buddha.

C.           On March 10, 2011 (the “Notice Date”), Baosheng Steel received notice (the “Notice”) from the Hebei Province Dachang Hui Autonomous County Bureau of Commnerce that the Control Agreements contravene current Chinese management policies related to foreign-invested enterprises and, as a result, are against public policy.

D.           The Parties have each mutually agreed to, and determined that it is fair to, and in their best interests to, terminate the Control Agreements upon the terms and subject to the conditions set forth in this Termination Agreement.

E.           A majority of the Buddha shareholders have approved this Termination Agreement and the transactions contemplated and described hereby, including, without limitation, to rescind the Control Agreements and the transactions contemplated thereby as if they never occurred, upon the terms and subject to the conditions set forth in this Termination Agreement.  In particular, the parties have agreed that, in light of the Notice, Buddha, Gold Promise and HAIC are not entitled to receive any payments under the Control Agreements for services provided thereunder and will, instead, repay to Baosheng Steel all amounts received, if any, for such services.

F.           Effective ab initio, and subject to the terms set forth herein, the Parties agree to rescind the Control Agreements, upon the terms and subject to the conditions set forth in this Termination Agreement.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including avoiding the costs of litigation, the Parties agree as follows:

1.           Recitals. The above stated Recitals are true and correct and are incorporated by reference into this Agreement.

2.           Termination.

(a)           Effective ab initio, each and all of the Control Agreements, in their entirety, are hereby unequivocally rescinded, abrogated, cancelled, void in their inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the entry into such Control Agreements. The obligations of all Parties shall be terminated as if the parties had never entered into the Control Agreements.

(b)           Baosheng Steel is hereby released from any and all liability for any payments due to Buddha, Gold Promise or HAIC under the Control Agreements, both as any such payments may be due and owing and as such payments may in the future become due.

(c)           On the date hereof, Buddha, Gold Promise and HAIC, and each of them, shall repay to Baosheng Steel any and all amounts that Baosheng Steel has previously paid to any of Buddha, Gold Promise or HAIC under the Control Agreements.  The Parties agree that the aggregate amount of such repayment shall be $0.

3.           Representations.

(a)           Each Party has all requisite corporate power and authority to enter into and perform this Termination Agreement and to consummate the transactions contemplated hereby.

(b)           Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of the actions of an indemnifying Party for:

(i)           Any breach of or inaccuracy in representations, warranties or agreements herein;

(ii)          Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying Party or any of its directors or officers.

(c)           The representations, warranties and agreements contained in this Termination Agreement shall be binding on each Party’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.

4.           Time of the Essence. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Termination Agreement.

5.           Report on Form 8- K. The Parties agree that Buddha will file a Form 8-K with the SEC within four (4) days of the date hereof reporting this Termination Agreement.

6.           Counterparts and Fax Signatures. This Termination Agreement may be executed by fax signature and in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed a single instrument.

7.           Benefit. This Termination Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Termination Agreement shall not be assigned by any Party without the prior written consent of the other Party.

8.           Severability. In the event that any particular provision or provisions of this Termination Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties hereto.

9.           Execution Knowing and Voluntary. In executing this Termination Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Termination Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Termination Agreement voluntarily, free from any influence, coercion or duress of any kind.

10.           Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

11.           Governing Law, Forum and Consent to Jurisdiction. This Termination Agreement shall be construed, interpreted and governed in accordance with the laws of the People’s Republic of China. Each of the Parties hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising in connection with this Termination Agreement to the exclusive general jurisdiction of the Courts of the People’s Republic of China.

14.           Entire Agreement. This Termination Agreement represents the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior oral or written agreements or undertakings between the Parties to such matters. This Termination Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Termination Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the Parties hereto.

[Remainder of Page Intentionally Blank]
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

Buddha Steel, Inc.

By:	/s/ Hongzhong Li
Name:	Hongzhong Li
Its:	Chief Executive Officer

Gold Promise (Hong Kong) Group Co., Limited
	By:	Buddha Steel, Inc., sole shareholder

		By:	/s/ Hongzhong Li
		Name:	Hongzhong Li
		Its:	Chief Executive Officer

Hebei Anbang Investment Consultation Co., Ltd.
	By:	Gold Promise (Hong Kong) Group Co., Limited, sole
shareholder
		By:	Buddha Steel, Inc., sole shareholder

			By:	/s/ Hongzhong Li
			Name:	Hongzhong Li
			Its:	Chief Executive Officer

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.

By:	/s/ Hongzhong Li
Name:	Hongzhong Li
Its:	Chief Executive Officer

SCHEDULE A
Buddha Shareholder:
Crowning Elite Limited